As filed with the Securities and Exchange Commission on May 1, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2003

ALLEGIANCE TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24509	75-2721491
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9201 North Central Expressway Dallas, Texas 75231 214/261-2100
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

On April 30, 2003, Allegiance Telecom, Inc. and its direct and indirect subsidiaries (collectively, the “Company”) announced that it is in default under the Credit and Guaranty Agreement dated as of February 15, 2000 among the Company, General Electric Capital Corporation, as successor administrative agent, and various other lenders, as amended by the First Amendment dated as of November 27, 2002 (the “Credit Agreement”).  Among other defaults, the Company failed to comply with the total leverage covenant contained in the Credit Agreement which prohibited it from having more than $645 million in debt.  The Company received a forbearance from its senior lenders until May 15, 2003. During the forbearance period, the senior lenders have agreed not to accelerate the Company’s senior debt and have agreed not to exercise any of their other rights under the Credit Agreement.  A copy of the forbearance agreement and press release are attached as Exhibits to this Form 8-K.

ITEM 7. EXHIBITS.

(c)           The following exhibits are filed as part of this report:

Exhibit 99.1            Forbearance Agreement dated April 29, 2003

Exhibit 99.2            Press Release dated April 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 1, 2003.

ALLEGIANCE TELECOM, INC.

By	/s/ Mark B. Tresnowski
Mark B. Tresnowski
Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Forbearance Agreement dated April 29, 2003
99.2	Press Release dated April 30, 2003